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                                                                      EXHIBIT 21
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                         SUBSIDIARIES OF THE REGISTRANT


                                                                                 Jurisdiction
             Subsidiaries (a)                                                    of Incorporation
             ------------                                                        ----------------
Abercrombie & Fitch Management Co. (b)                                           Delaware
Abercrombie & Fitch Stores, Inc. (c)                                             Delaware
A&F Trademark, Inc. (c)                                                          Delaware
Abercrombie & Fitch Trading Co. (c)                                              Delaware

(a) The names of certain subsidiaries are omitted since such unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of February 3, 2001.

(b) Wholly-owned subsidiary of Abercrombie & Fitch Holding Corporation, a Delaware corporation and a wholly-owned subsidiary of the registrant.

(c)      Wholly-owned subsidiary of Abercrombie & Fitch Management Co.